THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A Offering Circular

Regulation A Tier 2 Offering

Offering Circular

For

CONVERSION HOUSING FUND 1, LLC

A Nevada Limited Liability Company

April 4, 2025

SECURITIES OFFERED	:	Equity in the form of LLC membership interests denominated as Class A Units.
MAXIMUM OFFERING AMOUNT	:	$4,000,000 for 800.0 Class A Units
MINIMUM OFFERING AMOUNT	:	None.

MINIMUM INVESTMENT AMOUNT	:	$5,000.00 for 1 Class A Unit per Investor
CONTACT INFORMATION	:	Conversion Housing Fund 1, LLC 314 S Eastridge Dr., St. George, UT 84790 Phone: 208-573-6710 URL: conversionhousing.com

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Conversion Housing Fund 1, LLC is a Nevada limited liability company formed on December 5, 2024 (the “Company” or “Issuer”) for the purposes of (i) acquiring an existing motel in Grand Junction, Colorado, (ii) converting the motel into individual housing units, (iii) leasing the units, while stabilizing the development, and (iv) selling the converted motel.

The Company is offering by means of this offering circular (the “Offering Circular”), equity in the form of Class A LLC membership interests denominated as Class A Units (the “Units,” or in the singular, a “Unit”) on a best-efforts basis to those who meet the investor suitability standards (the “Investor(s)”) as set forth herein. See “Investor Suitability Standards” below.

The minimum investment amount per Investor is five thousand dollars ($5,000.00), in exchange for 1 Class A Unit. See “Securities Being Offered” below.

The Company is managed by Kevin Kennedy (the “Manager”). The Company intends to primarily use the proceeds of this Offering (the “Proceeds”) to fund the acquisition and renovation of the motel located at 718 Horizon Dr., Grand Junction, Colorado (the “Property”). The Property is currently owned by an affiliate, Ville 718 GJ, LLC, which has obtained re-zoning and the necessary permits. In addition to the proceeds of this Offering, the Company will need to obtain approximately $8 million in financing to complete the acquisition and renovation of the Property.

Sales of the Units pursuant to this Regulation A Tier 2 Offering (the “Offering”) will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate, (b) the date upon which all Class A Units have been sold, or (c) exactly 12 months after the Effective Date (the “Offering Period”).

The Company will offer Units via the website conversionhousing.com (the “Platform”) on a continuous and ongoing basis. Texture Capital, Inc., a FINRA broker-dealer (“Texture”), will act as the administrative broker-dealer for this Offering. As of the date of this Offering Circular, the Company has engaged KoreConX as transfer agent for this Offering. See “Plan of Distribution” below.

Persons who purchase Class A Units will be members of the Company subject to the terms of the Operating Agreement of the Company (“Members” or in the singular a “Member”) and will hereinafter be referred to as “Investors” or in the singular an “Investor.” The Company intends to use the Proceeds to commence operations of the Company. The acceptance of Investor funds may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. There are no selling securityholders in this Offering.

Prior to this Offering, there has been no public market for the Units, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Manager and Affiliates will receive compensation and income from the Company and these transactions may involve certain conflicts of interest. See “Risk Factors,” “Compensation of Officers and the Manager” and “Conflicts of Interest” below. Investing in the Units is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. See “Risk Factors” below. There are material income tax risks associated with investing in the Company that prospective investors should consider. See “Federal Tax Treatment” below.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Units immediately upon qualification of the Offering by the SEC. The Company estimates that sales will commence during Q2 – 2025.

OFFERING PROCEEDS TABLE

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company***	Proceeds to other Persons****
Amount to be Raised per Unit	$5,000.00	$50.00	$4,950.00	N/A
Minimum Investment Amount Per Investor	$5,000.00	$50.00	$4,950.00	N/A
Offering Amount	$4,000,000.00	$40,000.00	$3,960,000.00	N/A

*The Offering price to Investors was arbitrarily determined by the Manager.

** The Company is not using an underwriter for the sale of the Units. The commissions listed are those for Texture Capital, Inc. (“Texture”), a FINRA broker-dealer, acting as an administrative broker-dealer for this Offering on a best-efforts basis. Texture will receive a one percent (1.0%) commission on the sales of the Units and a one-time fee of $10,000.00 (“Diligence Fee”) to cover anticipated expenses Texture may incur, such as due diligence expenses, costs of working with Company’s legal counsel, and expenses related to other services necessary and required prior to the qualification of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A). The Company will be responsible for all FINRA filing fees associated with the Offering, which are estimated to be $1,100, comprised of a one-time FINRA standard document fee of $500.00, plus 0.015% of the proposed maximum aggregate offering price of $4,000,000.00 ($600.00).

*** Class A Units will be offered and sold directly by the Company and the Company’s Manager and the No commissions for selling Class A Units will be paid to the Company, the Company’s Manager or the Company Manager’s respective Directors, Officers or employees.

**** There are no selling securityholders in this Offering.

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SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Operating Agreement, a copy of which is attached hereto as Exhibit 3 and should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail and control, and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying document.

The Company intends to operate in Grand Junction, Colorado. See “Description of the Business” below.

COMPANY INFORMATION AND BUSINESS	Conversion Housing Fund 1, LLC is a Nevada limited liability company with a principal place of business located at 314 S Eastridge Dr., St. George, Utah 84790. Through this Offering, the Company is offering equity in the Company in the form of Units on a “best-efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein See “Investor Suitability Standards.” As further described in the Offering Circular, the Company has been organized for the purposes of (i) acquiring an existing motel in Grand Junction, Colorado, (ii) converting the motel into individual housing units, (iii) leasing the units, while stabilizing the development, and (iv) selling the converted motel.
MANAGEMENT	The Company is a manager-managed limited liability company. The Manager is Kevin Kennedy. The investment decisions and day-to-day management of the Company is vested in the Manager.
THE OFFERING	This Offering is the first capital raise by the Company in its history. The Company is exclusively selling equity in the form of LLC membership interests, denominated into Class A Units. The Company will use the Proceeds of this Offering to begin operations and execute the Company’s business plan.
SECURITIES BEING OFFERED

The Class A Units are being offered at a purchase price of $5,000.00 per Class A Unit. The Minimum Investment is $5,000.00 for 1 Class A Unit per Investor. Upon purchase of the Units, a Member is granted certain rights detailed in the “Securities Being Offered” section below.

The Units are non-transferrable except in limited circumstances, and no market is expected to form with respect to the Units.

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COMPENSATION TO MEMBERS/MANAGER

Neither the Manager nor existing Class B Members of the Company will be compensated through commissions for the sale of the Units through this Offering.

The Manager will be compensated by the Company through an annual Fund Management Fee of 1%; a one-time Asset Disposition Fee of 1%; a Property Management Fee of 5%; and a Rehabilitation and Construction Fee of 5%. The Manager may designate one or more third parties to receive the Property Management Fee and the Rehabilitation and Construction Fee in exchange for the provision of associated services. The Manager also holds 50% of the Class B Units, which entitle him to receive fifteen percent (15%) of the Company’s distributable cash, after the Class A Members receive their preferred return. See “Compensation of the Manager and Affiliates” and “Description of Securities” below.

PRIOR EXPERIENCE OF COMPANY MANAGEMENT	The Manager, Kevin Kennedy, is an experienced real estate professional and has successfully engaged in related real estate transaction, development and management activities in excess of 20 years.
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INVESTOR SUITABILITY STANDARDS

The Class A Units will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser.” A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described below.

Each person purchasing Class A Units will become Members of the Company and subject to the terms of the Operating Agreement, a copy of which is provided in Exhibit 3.

Each person or entity acquiring Class A Units may be required to represent that he, she, or the entity is purchasing the Units for his, her, or its own account for investment purposes and not with a view to resell or distribute these securities.

Each prospective Purchaser of Class A Units may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Class A Units is an Accredited Investor, if such is claimed by the prospective Purchaser or Investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Units. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Units cannot be more than ten percent (10%) of the greater of the purchaser’s (1) annual income or net worth, if purchaser is a natural person; or (2) revenue or net assets for the prospective Purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-natural persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A (17 CFR 230.251(d)(2)(i)(C)) before purchasing the Units.

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COMMISSIONS FOR SELLING Membership SHARES

The Class A Units will be offered and sold directly by the Company and the Manager. No commissions will be paid to the Company or the Manager for selling the Class A Units.

Texture Capital, Inc., FINRA broker-dealer (“Texture”), will act as an administrative broker-dealer for this Offering on a best-efforts basis. Texture will receive a one percent (1.0%) commission on the sales of the Units and a one-time fee of $10,000.00 (“Diligence Fee”) to cover anticipated expenses Texture may incur, such as due diligence expenses, costs of working with Company’s legal counsel, and expenses related to other services necessary and required prior to the qualification of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A). See “Plan of Distribution” section below.

NO LIQUIDITY	There is no public market for the Class A Units, and none is expected to develop. Additionally, the Class A Units will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. See “Risk Factors” and “Securities Being Offered” below. The Company will not facilitate or otherwise participate in the secondary transfer of any Class A Units. Prospective Purchasers and Investors are urged to consult their own legal advisors with respect to secondary trading of the Units. See “Risk Factors” below.
CONFLICTS OF INTEREST	The Manager will receive the compensation described herein and will own 15% of the equity in the Company through ownership of 50% of the Class B Units.
COMPANY EXPENSES

Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the costs associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the acquisition, holding, developing, leasing, and management of real estate property, the costs and expenses associated with the disposition of real estate property, and the costs and expenses of any other Company business activities.

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “prospective,” “believes,” “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Units of the Company pursuant to the Subscription Agreement, attached hereto as Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the purchaser of the Units to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Units pursuant to this Offering, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Units, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Units less any costs incurred by the Company in the initial execution of the null purchase and any costs incurred by the Company in returning the Investor’s funds. These costs may include any transfer fees, sales fees/commissions, or other fees paid to transfer agents or brokers.

The Company’s Units are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include:

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

(ii) All other Investors so long as their investment in the Company’s Units does not represent more than ten percent (10%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Units are offered hereby and sold to Investors that meet one of the two categories above, to qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions:

1) An Accredited Investor, in the context of a natural person, includes anyone who:

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year or

(ii) Has a net worth over $1 million, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include:

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisors Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) under the Investors Advisers Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million;

(iv) Any director or executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(v) Any trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of the Securities Act;

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(vi) Any entity in which all of the equity owners are Accredited Investors as defined above;

(vii) Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

(viii) Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1):

a.	With assets under management in excess of $5,000,000;
b.	That is not formed for the specific purpose of acquiring the securities offered; and
c.	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

(ix) Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements defined in the immediately preceding criterion and whose prospective investment in the issuer is directed by such family office pursuant to the “family office” sub-criterion (c) above; and,

(x) Any entity, of a type not listed in criteria (i), (ii), (iii), (v) or (vi) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 where “investments” for the purposes of this criterion is defined in Rule 2a51-1(b) under the Investment Company Act (17 CFR 270.2a51-1(b)).

RISK FACTORS

The Company commenced preliminary business development operations in September 2024 and is organized as a limited liability company under the laws of the State of Nevada. Accordingly, the Company has only a very limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development and operation of real estate assets. There is a possibility that the Company could sustain losses in the future.

There can be no assurances that the Company will operate profitably. An investment in the Class A Units involves a number of risks. Investors should carefully consider the following risks and other information in this Offering Circular before purchasing Units. Without limiting the generality of the foregoing, Investors should consider, among other things, the following risk factors:

Inadequacy Of Funds

Gross Offering Proceeds up to four million dollars ($4,000,000.00) may be realized. Management believes that such Proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of its business plan for the acquisition and development of an existing motel into affordable housing units. If only a fraction of this Offering is sold, or if certain assumptions contained in Company Manager’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need debt financing or other capital investment to fully implement its business plans. Furthermore, if the funds raised through this Offering are inadequate, the percentage ownership of an Investor may be reduced in the future if the Company is required to raise additional capital through the issuance of additional units with rights and preferences as determined in the sole discretion of the Company.

Dependence On Management

In the early stages of development, the Company’s business will be significantly dependent on the experience, knowledge, skills and abilities of Company’s Manager, Kevin Kennedy, and Class B Member and Property Manager, Keith Warburton. The loss of Kevin Kennedy or Keith Warburton for any reason could have a material adverse effect on the Company.

Limited Operating History Which Makes Future Performance Difficult to Predict

The Company has a very limited operating history. You should consider an investment in Class A Units of this Offering in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. The Company has minimal operating capital and for the foreseeable future will be dependent upon its ability to finance its operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in bankruptcy or other events which would have a material adverse effect on the Company and its Investors. There can be no assurance that Company will achieve its investment or operating objectives.

Investors Should Seek Their Own Independent Counsel

Investors in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and Affiliates. (See “Conflicts of Unit” below.)

Company is Not Subject to Sarbanes-Oxley Regulations and May Lack the Financial Controls and Procedures of Public Companies

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes-Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations and financial conditions.

Sensitivity to General Economic Conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s real estate assets, cause an increase in vacancy rates, cause a reduction in rental rates or purchase prices for residential or commercial property, increase maintenance and management costs, and reduce overall demand for Company products or services. The Company has no control over these general economic conditions and changes.

Possible Fluctuations in Company Operating Results

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including many factors that are not in the control of the Company. Some factors that may contribute to operating result fluctuations include, but are not limited to: demand for housing in the Grand Junction, Colorado market; competitive substitute-residential unit pricing; debt service requirements; debt principal-reduction payments, real estate market variances in sales prices, capitalization rates, and future rental rates; market rates may negatively affect property values; credit risks that property residents may default on payments; elevated vacancy rates; potential liabilities associated with accidents that could happen on the premises of any Company-related property; inability to obtain favorable financing; market illiquidity for Company assets; and general economic conditions. Consequently, Company revenues and expenses may vary by fiscal quarter, and the Company’s operating results may experience fluctuations.

Risks of Borrowing and Indebtedness

If the Company incurs or utilizes debt in the execution of the business plan, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. There is no guarantee that Company will be able to refinance outstanding indebtedness or refinance the indebtedness at terms that are advantageous or acceptable to Company. Typical loan agreements also might contain restrictive covenants which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of owners of the Company. A judgment creditor would have the right to foreclose on any of Company’s assets resulting in a material adverse effect on its business, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Unanticipated Obstacles to Execution of The Business Plan

The Company’s business plan focuses on the affordable housing needs of the Grand Junction, Colorado market and that may change. The Company’s primary business endeavor of developing affordable housing is capital intensive and may be subject to statutory or regulatory requirements. Company’s Manager believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s Manager and advisors. Manager reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as To Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under the “Use of Proceeds” section. The Company and Company’s Manager reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Members in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Manager with respect to application and allocation of the net proceeds of this Offering. Investors in the Units offered hereby will be entrusting their funds to the Company’s Manager, upon whose judgment and discretion the investors must depend.

Control By Management and Exclusive to Manager

The Company’s Manager has full and complete managerial control on the investment decisions and day-to-day activities of the Company. Investors in this Offering will have no control in determining the investment strategies implemented by Manager, the operations or any of the day-to-day activities of the Company. The Manager may change investment strategies or operations from time-to-time at the sole discretion of the Manager without input of Investors and no assurances can be given that such a change in investment strategy or operations would not be adverse to the interests of the Investors. The Operating Agreement specifically authorizes the Company’s Manager to execute any document or instrument of any kind which it may deem appropriate to carry out the business of the Company without being required to obtain any Investor’s consent or authorization. Further, Investors have no right to take part in the conduct or control of any business matter of the Company.

Company's Success Depends on Performance of Co-Investors, Partners, Distributors, Contractors and Suppliers

The Company will be dependent on our co-investors, corporate partners, distributors, contractors and suppliers during the execution of the business plan. The loss of or lack of performance by the Company’s co-investors, corporate partners, distributors, contractors or suppliers that provide key products or services associated with the development, construction or operation of the Property could harm the Company's business, financial condition, cash flow and performance. In the event a project co-investor is unable to timely provide funds in accordance with any investment agreements or construction contracts, Company may be required to provide additional funds to a project or possibly lose its investment in the project if funds are not available and the project is abandoned. Similarly, in the event that a key supplier of either labor or products to the operations of a affordable housing community were to be unable to perform their duties, Company may experience increased expenses or possibly the inability to operate until the labor or products are replaced. Loss of or non-performance of a co-investor, corporate partner, distributor, contractor or supplier may cause adverse material effect on Company operating results and financial condition. Consequently, Investors should not invest in the Company unless they are willing to entrust the Company Manager’s selection of co-investors and the selection and contracting of corporate partners, contractors and suppliers to provide key products and services to the Company properties.

Damage to Reputation Could Negatively Impact our Business, Results of Operations and Financial Condition

The Company’s reputation and the quality of our brand, operations and properties are critical to our business success and will be critical to our future success as we form and enter into new projects and markets. Any incident that erodes confidence in the Company’s brand, operations or properties could significantly reduce the Company's value and damage our business and future business opportunities. We may be adversely affected by any negative publicity, regardless of its source or accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction. The costs to the Company to correct inaccuracies or attempt to repair any reputational damage to Company’s brand, operations or properties may be significant and require expenditure over an unknown duration. Reputational damage could result in a material adverse effect on the Company’s operating results and financial condition.

Company Possesses Right to Change and Mix its Investment Profile

The Company and Company’s Manager reserves the right, in the sole and absolute discretion of Manager, to modify, change or revise its typical investment profile and the mix of real properties that the Company invests in or otherwise participates in the development of, and accordingly, Investors have no guarantee, and should not assume that the real property-class mix, investment mix and profile of the Company will not change substantially over time.

Company Property Portfolio May Not Be Diversified

The Company’s potential profitability and our ability to diversify our investments may be limited, both geographically and by the type or size of real properties acquired. The Company will be able to purchase real property or develop additional property only as additional funds are raised to execute the Company’s business plan. Given the limited number of real property assets in the geographic areas it is targeting, the Property may not be well diversified either geographically or by real property class, and its economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes. The Company’s performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the geographic region in which the Property is located, such conditions could result in a material adverse effect on the Company’s operating results and financial condition.

Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire his, her or their Units for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Class A Units. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from the Company, limitations on the percentage of Units sold and the manner in which they are sold. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the Units and no market is expected to develop. Consequently, owners of the Units may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

Broker Dealer Sales of Units

The Company’s Class A Units are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. No assurance can be given that the Class A Units of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the Company’s Class A Units are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may also affect the ability of Investors to sell their Class A Units in the secondary market.

Long Term Nature of Investment in Company

An investment in the Class A Units may be long term and illiquid. As discussed above, the offer and sale of the Class A Units will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing the Class A Units for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Class A Units must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

No Current Market for Units

There is no current market for the Class A Units offered in this Offering and no market is expected to develop in the near future.

Offering Price

The price of the Class A Units offered has been arbitrarily established by the Company, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price of Class A Units bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

Compliance With Securities Laws

The Class A Units are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Nevada securities laws, and other applicable state securities laws. If the sale of Class A Units were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Class A Units. If a number of purchasers were to obtain rescission, the Company would face significant financial demands which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Lack Of Firm Underwriter

The Class A Units are offered on a “best efforts” basis by the Company, and the Company’s Manager without compensation and on a “best efforts” basis through a FINRA registered broker-dealer via a Participating Broker-Dealer Agreement with the Company. Accordingly, there is no assurance that the Company, Company’s Manager or any FINRA broker-dealer, will sell the maximum Class A Units offered or any lesser amount.

The U.S. Securities and Exchange Commission (SEC) Does Not Pass Upon the Merits of the Securities or the Terms of the Offering, Nor Does It Pass Upon the Accuracy or Completeness of any Offering Document or Literature

Investors should not rely on the fact that a Form 1-A, filed by the Company to the SEC providing notice of an exempt offering of securities under Regulation A of the Securities Act, is accessible through the U.S. Securities and Exchange Commission’s EDGAR filing system as an approval, endorsement or guarantee of compliance as it relates to this Offering.

Projections: Forward Looking Information

The Company’s Manager has prepared projections regarding the Company’s anticipated financial performance. The Company’s projections are hypothetical and based upon factors influencing the business of the Company. The projections are based on the Company Manager’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company’s independent accountants. These projections are based on several assumptions, set forth therein, which the Company’s Manager believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond the Company Manager’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales, revenues and costs are necessarily speculative in nature.

In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s target market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While the Company’s Manager believes that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

The Company’s Success Will Depend Upon the Acquisition and Development of Real Estate by Manager, and Manager May be Unable to Consummate Land Acquisition or Development on Advantageous Terms, and the Developed Properties May Not Perform as Expected

The Company intends to acquire, develop, and lease, operate and potentially dispose of real estate assets. The acquisition of real estate entails various risks, including the risks that the real estate assets may not perform as expected, that Company or Manager may be unable to quickly and efficiently integrate assets into its existing operations and the cost estimates for the development, construction, lease, operation or sale of a property may prove inaccurate. These risks may result in a material adverse effect on Company’s business, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Reliance on Manager to Select Appropriate Properties and Investments

The Company’s ability to achieve its investment objectives is dependent upon the performance of the Company Manager in the selection of appropriate real property for acquisition or investment and the development and operation of real estate properties. Investors in the Class A Units offered will have no opportunity to evaluate the terms of any proposed real property transactions or other economic or financial data concerning Company’s investments. Investors in the Class A Units must rely entirely on the Manager’s knowledge, skill and ability and Manager’s Members, Officers, employees and advisors in their processes related to real property selection and investment.

Competition May Decrease Revenues, Increase Costs and Decrease Rates of Return

The Company may experience competition from other developers of affordable housing communities and other sophisticated investors in those competing real-property developers and investors. Competition may increase the costs of land, labor and materials for Company investments and decrease the intended lease rates or the potential return on investment of real estate assets developed or owned by the Company. Further, competition for suitable real property, experienced labor and building materials may increase direct- and indirect-costs to the Company while engaged in developing, constructing, repairing or maintaining real property. Competition could result in a material adverse effect on the Company’s operating results and financial condition.

Delays in Property Development, Construction or Operations

Delays the Company and Company’s Manager may encounter in the development of affordable housing properties or any type of real property include government-related delay such as the permitting, inspection or certificate-of-occupancy processes; construction-related delays such as weather, adverse site conditions and material- or labor-supply disruptions; and finance-related delays such as extended due diligence processes, funding and closing procedures. Delays in initiating or completing any development or renovation project or the operations of a Company property could adversely affect the Company, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Environmentally Hazardous Property

Under various Federal, State, City and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be developed, used or businesses may be operated, and these restrictions may require additional or unanticipated expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the development and ownership of its properties, Company may be potentially liable for such environmental-related costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of Company which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Manager’s Discretion in the Future Disposition or Company’s Exit of Properties

The Company’s Manager cannot predict with any certainty the various market conditions affecting any Company real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the of Company’s properties, the Company cannot assure the Investor that Company will be able to sell its properties at a profit in the future. Accordingly, the timing of refinancing or liquidation of any of the Company’s real estate investments will be dependent upon fluctuating market conditions, which in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Real Estate Investments are Not as Liquid as Other Types of Assets, Which May Reduce Economic Returns to Investors

Real estate investments are not as liquid as other types of investments, and this lack of liquidity may limit Company’s ability to react promptly to changes in economic, financial, investment or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. Thus, Company’s ability at any time to sell assets may be restricted. This lack of liquidity may limit the Company’s ability to vary its portfolio promptly in response to changes in economic financial, investment or other conditions and, as a result, could adversely affect the Company’s financial condition, results of operations, and cash flows.

Company May be Unable to Lease or Sell a Property If /When it Decides to Do So

Company Manager’s ability to lease or sell properties on advantageous terms depends on factors beyond the Company’s or Manager’s control, including but not limited to competition from other sellers and the availability of attractive financing for potential buyers of the properties Company acquires. The Company cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future leasing conditions or disposition of the Property, the Company cannot assure its Members that Company will be able to lease units within or sell such properties at a profit in the future. Accordingly, the extent to which the Company’s Members will receive cash distributions and realize income from leasing activities or potential appreciation on Company’s real estate investments will be dependent upon fluctuating market conditions. Furthermore, Company may be required to expend funds to correct defects or to make improvements before individual units in a Company property can be leased or a Company property can be sold. Company cannot assure Members that it will have funds available to correct such defects or to make such improvements. In developing a property, Company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict Company’s ability to sell a property, which in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Illiquidity of Real Estate Investments Could Significantly Impede Company’s Ability to Respond to Adverse Changes in the Performance of the Company

Since real estate investments are relatively illiquid, Company’s ability to promptly sell its assets in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in, or even the lack of an established market for a specific property or class of real property, changes in the financial condition or prospects of prospective purchasers, changes in local, regional national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the Company property is located. The Company may be unable to realize its investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

The Terms of New or Renewal Leases May Result in a Reduction in Income and Valuation

The terms of new or renewal leases may be less favorable to Company than the initial or prior lease terms. Certain significant expenditures that Company, as a landlord, may be responsible for, such as loan payments, real estate taxes, utilities and maintenance costs generally are not reduced as a result of a reduction in rental revenues. If lease rates for new or renewal leases are substantially lower than those for the previous leases, Company’s rental income might suffer a significant reduction. Additionally, Company may not be able to sell the property at the price, on the terms or within the time frame it may seek. Accordingly, the timing of liquidation of Company assets and the extent to which the Company may receive distributions and realize potential appreciation on the Company’s real estate investments may be dependent upon fluctuating market conditions. The price the Company obtains from the sale of a property will depend upon various factors such as the property’s operating history, demographic trends in the property’s locale and available financing for, and the tax treatment of, real estate investments. The Company may not realize significant appreciation and may even incur losses on its properties and other investments. The recovery of any portion or all of an Investor’s investment and any potential return thereon will depend on the amount of net proceeds the Company is able to realize from the leasing of units within or a sale or other disposition of Company properties. Changes in lease terms or lease rates at Company real properties could result in a material adverse effect on the Company’s operating results and financial condition.

Company Expects to Invest in Properties Operating in a Regulated Environment

Company expects to invest in real properties related to and the development of affordable communities that when being constructed, and thereafter operating, are subject to a wide range of Federal, State, and local laws and regulations. The types of affordable housing community in which the Company intends to develop are regulated by government entities and rules including, but not limited to, building departments and construction codes, health codes, safety inspections, hazardous material identification and storage, and various personnel licensing requirements. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against the Company, which may adversely impact the Company’s property, business, results of operations and financial condition.

Property Acquired by Company May Have Liabilities or Other Encumbrances

Company intends to perform appropriate due diligence for each property or other real estate-related investments it acquires. Company also will seek to obtain appropriate representations and indemnities from sellers in respect of such properties or other investments. Company may, nevertheless, acquire properties or other investments that are subject to uninsured liabilities or that otherwise have encumbrances affecting their value. In some instances, Company may have only limited or perhaps even no recourse for any such liabilities or other problems or issues or, if Company has received indemnification from a seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, Company could be required to resolve or cure any such liability or other encumbrances, and such expenses could have an adverse effect on Company’s cash flow available to meet other expenses or to make other investments for the Company, which in turn could result in a material adverse effect on the Company’s operating results and financial condition.

The Company’s Investments May be Subject to Risks from the Use of Borrowed Funds

The Company may at various times during business plan execution to develop or acquire real property by borrowing funds. The Company may also incur or increase its indebtedness by obtaining loans secured by certain properties in order to use the proceeds for further development of the Property. In general, for any particular property, the Company will expect that the property’s cash flow will be sufficient to pay the cost of its mortgage indebtedness, in addition to the operating and related costs of the property. However, if there is insufficient cash flow from the property, the Company may be required to use funds from other sources to make the required debt service payments, which generally would reduce the amount available for distribution to the Company, which in turn would reduce the amount of distributions made to Investors. The incurrence of mortgage indebtedness increases the risk of loss from the Company’s investments since one or more defaults on mortgage loans secured by its properties could result in foreclosure of those mortgage loans by the lenders with a resulting loss of the Company’s investment in the properties securing the loans. For tax purposes, a foreclosure of one of the Company’s properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by the mortgage. If that outstanding balance exceeds the Company’s tax basis in the property, the Company would recognize a taxable gain as a result of the foreclosure, but it would not receive any cash proceeds as a result of the foreclosure transaction. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Mortgage loans or other financing arrangements with balloon payments in which all or a substantial portion of the original principal amount of the loan is due at maturity, may involve greater risk of loss than those financing arrangements in which the principal amount of the loan is amortized over its term.

At the time a balloon payment is due, the Company may or may not be able to obtain alternative financing on favorable terms, or at all, to make the balloon payment or to sell the property in order to make the balloon payment out of the sale proceeds. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts the Company may be able to distribute to its Investors could be reduced. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties could be materially reduced, which in turn would reduce the amount available to the Company to distribute to Investors. In some instances, the Company may only be able to obtain recourse financing, in which case, in addition to the property or other investments securing the loan, the lender may also seek to recover against the Company’s other assets for repayment of the debt. Accordingly, if the Company does not repay a recourse loan from the sale or refinancing of the property or other investment securing the loan, the lender may seek to obtain repayment from one or more of the Company’s other assets. These risks from utilizing indebtedness in the Company operations could result in a material adverse effect on the Company’s operating results and financial condition.

Uninsured Losses Relating to Real Property May Adversely Affect Company Performance

The Company’s Manager will attempt to assure that all of Company’s properties are comprehensively insured (including liability, fire, and extended coverage) in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, to the extent of any such deductible and/or in the event that any of the Company’s properties incurs a casualty loss which is not fully covered by insurance, the value of the Company’s assets will be reduced by any such loss. Also, certain types of losses, generally of a catastrophic nature, resulting from, among other things, earthquakes, floods, hurricanes or terrorist acts may not be insurable or even if they are, such losses may not be insurable on terms commercially reasonable to the Company. Further, the Company may not have a sufficient external source of funding to repair or reconstruct a damaged or total loss of a property; there can be no assurance that any such source of funding will be available to the Company for such purposes in the future. Uninsured losses to one or more the Company properties could result in a material adverse effect on the Company’s operating results and financial condition.

Competition For Real Property Investments May Increase Costs and Reduce Company Returns

The Company and the Company’s Manager will experience competition for real property investments from various sources including individuals, corporations, and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. The Company will compete against other potential purchasers of properties of high-quality properties leased to credit-worthy tenants and residential properties and, as a result of the weakened U.S. economy, there may be greater competition for the properties of the type in which the Company will develop. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This competition may result in the Company paying higher prices to acquire and develop properties than it otherwise would, or the Company may be unable to acquire properties that the Company’s Manager believes meet the Company’s investment objectives and are otherwise desirable investments. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

In addition, the Company’s properties may be located close to properties that are owned by other real estate investors and that compete with Company for tenants or buyers. These competing properties may be better located and more suitable for desirable tenants than the Company’s properties, resulting in a competitive advantage for these other non-Company properties. This competition may limit the Company’s ability to lease its residential units or commercial space, increase its costs of securing tenants, limit its ability to charge rents and/or require it to make capital improvements it otherwise might not make to its properties. As a result, the Company may suffer reduced cash flow and suffer a material adverse effect on the Company’s business, operating results and financial condition.

Risks of Real Property Ownership that Could Affect the Marketability and Profitability of the Properties

There is no assurance that Company’s real properties will be profitable or that cash from operations will be available for distribution to its Members, including the Company, which in turn may decrease the distributions the Company may be able to make to Investors. Real property, like many other classes and types of long-term investments, historically has experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of Company real property interests. The marketability and value of real property will depend upon many factors beyond the control of the Company, including (without limitation):

1.	Changes in general or local economic conditions;

2.	Changes in supply or demand of competing real property in an area (e.g., as a result of over-building);

3.	Changes in interest rates;

4.	The promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;

5.	Condemnation and other taking of real property by the government;

6.	Unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a real property difficult;

7.	Unexpected environmental conditions;

8.	Financial condition of tenants, ground lessees, ground lessors, buyers and sellers of real property;
9.	Changes in real estate taxes and any other operating expenses;

10.	Energy and supply shortages and the resulting increases in operating costs or the costs of materials and construction; and

11.	Various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and
12.	Imposition of unfavorable tenancy laws or government-mandated rent controls.

Environmental Regulation and Issues, Certain of Which the Company May Have No Control Over, May Adversely Impact the Company’s Business

Federal, State, City and local environmental laws, ordinances and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the use, or sale of real property. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties and may therefore adversely affect Company specifically, and the real estate industry in general. A current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Failure by the Company Manager to uncover and adequately protect against environmental issues in connection with the acquisition or development of real property may subject the Company to liability as the buyer of such real property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

Liability for environmental issues can be imposed even if the original actions were legal and the Company had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the development and ownership of properties, the Company may be potentially liable for compliance-related costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of the Company. The Company may also be held responsible for the entire payment of the liability if the Company is subject to joint and several liability and the other responsible parties are unable to pay. Further, the Company may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. Insurance for such matters may not be available. This in turn could result in a material adverse effect on the Company’s business, operating results and financial condition

Americans with Disabilities Act (ADA) Compliance

Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company or in which it makes a property investment may not be in full compliance with the ADA. If a property is not in compliance with the ADA, then the Company may be required to make modifications to such property to bring it into compliance, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur which could result in a material adverse effect on the Company’s business, operating results and financial condition.

Adverse Weather Events Could Cause Property Damage, Increase Costs or Delay Projects

Real property owned or invested in by the Company may experience adverse weather events, such as but not limited to extended extreme low-temperature freezing or surface water flooding, which could cause direct or indirect damage to the Company’s real estate assets or materially delay development and construction projects. Direct or indirect damage caused during adverse weather events may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for the Company and reduce profitability or asset values. Even in the event insurance policies cover the event causing property damage or loss(es), the expense of any applicable deductible and the damage repair or loss of property use may not be fully covered by insurance, and the value of the Company’s asset(s) will be reduced by any such loss(es). The Company may be required to expend funds to remedy damage to real property, delay or increase cost of development or construction, or possibly abandon the development of real property. Adverse weather events could result in a material adverse effect on the Company’s business, operating results and financial condition.

Loss of Property Utilities Could Cause Property Damage and Increase Costs

The Company’s real property may experience short-term or long-term loss of utilities such as electric, natural gas, potable water, wastewater sewer and storm sewer systems. In the event there is a loss of electric or natural gas utilities during a sustained period of below-freezing temperatures, the loss of heating systems could cause direct or indirect damage to the Company’s real estate assets. Similarly, failure of a storm sewer system not owned or controlled during a high-rainfall event may cause flooding either in the vicinity of, on or inside the Company property thereby causing direct or indirect damage to the Company’s real estate assets due to flooding that may not be covered by an insurance policy. Lastly, loss of electricity for an extended period of time can shut down air-conditioning systems such that humidity levels increase and allow for the conditions conducive to mold growth. Such direct or indirect damage may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for the Company and reduce its profitability. Insurance policies may cover the event causing property, though the expense of any deductible and the damage repair or loss of property use is not fully covered by insurance, the value of the Company’s asset(s) will be reduced by any such loss(es). Loss of utilities could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate May Develop Harmful Mold, Which Could Lead to Liability for Adverse Health Effects and Costs of Remediating the Problem

Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the excessive moisture condition remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of the Company’s properties could require the Company to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose the Company to liability from its tenants, employees of such tenants and other third parties if property damage or health concerns arise. Mold-related liabilities could result in a material adverse effect on the Company’s operating results and financial condition.

Real Estate May Contain Radon Gas, Which Could Increase Maintenance Costs or Costs of Remediation

Radon is a naturally-occurring radioactive gas caused by the degradation of uranium in soil, found in low-average concentrations in ambient air, can increase in concentration inside an enclosed structure and is recognized as a cause of lung cancer. Laws regarding testing and disclosure of radon-related information known to a property owner or landlord to prospective buyers or tenants are different in, and specific to, each state. The US Environmental Protection Agency (USEPA) has set an indoor air concentration of 4.0 pCi/L as a threshold at which remedial action to lower the indoor air concentration should be instituted. While no uniform radon testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel radon testing and remediation systems where conditions require compliance. Future radon-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company’s operating results and financial condition.

Real Estate May Contain Lead Pipes or Lead-based Paint, Which Could Increase Maintenance Costs or Cause Liability for Adverse Health Effects and Costs of Remediation

Lead pipes, pipe fittings, fixtures and solder were commonly utilized throughout the United States prior to being banned in 1986. Lead-based paint was commonly utilized in and on structures throughout the United States prior to it being banned from production and use in 1978. Lead is a serious health-hazard for humans of all ages, especially children, with predominant exposure routes being ingestion or inhalation. Ingestion sources can come from the metal leaching from pipes and fixtures into domestic water or lead-based paint chips and dust. Inhalation sources can come from lead-based paint chips and dust. Property containing lead-based paint or lead pipes are suitable residences and businesses but require additional maintenance programs and procedures to limit the potential for lead exposure to occupants. Excessive lead exposure to occupants at any of Company’s properties could require Company to undertake a costly remediation program to contain or remove the lead source from the affected property. In addition, the presence of significant lead-exposure sources could expose Company to liability from its tenants, employees of such tenants and other third parties if property damage or health concerns arise. In extreme circumstances, properties with high-lead exposure rates can be declared health hazards and their use, or remediation requirements, governed by applicable state agencies.

Property owners and landlords, agents and property managers are required to disclose any information the property owner possesses related to the existence of lead-based paint in a property constructed prior to 1978 and they may face material financial sanctions for noncompliance with the disclosure requirements. Lead-related liabilities or sanctions could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate May Contain Asbestos, Which Could Increase Maintenance Costs or Cause Liability for Adverse Health Effects and Costs of Remediation

Many products commonly utilized in construction projects throughout the United States contained asbestos prior to manufacturing limitations and the ban on certain uses being promulgated in the 1970s and 1980s. Asbestos-containing material (ACM) product categories include, but not limited to, roofing, siding, flooring, insulation, drywall-finishing, decorative-surface finishes and heating systems. Asbestos is a health-hazard and known carcinogen with predominant exposure being through inhalation. Inhalation sources are generally recognized as the release fibers and dust from ACM during maintenance, repair and renovation activities. Property containing ACM are suitable residences and businesses when the ACM remains in good condition or encapsulated but also require additional maintenance programs and procedures to limit the potential for asbestos exposure to occupants, employees and workers.

While no uniform ACM testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel testing for the presence of ACM under certain circumstances and the USEPA provides guidance on the institution of an operations and maintenance plans for ACM where they have been identified. Demolition or renovation activities at a property that include disturbing ACM require actions of licensed professionals including health and safety protocols, remediation and proper disposal of the ACM at additional costs beyond the proposed construction activity. Future asbestos-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company’s operating results and financial condition. Asbestos exposure to occupants or employees at any Company property could require Company to undertake a costly remediation program to contain or remove the asbestos source from the affected property. In addition, significant exposure to asbestos could expose Company to liability from its tenants, Company employees, employees of tenants and other third parties if property damage or health concerns arise. Asbestos-related property management, remediation, liabilities or sanctions could result in a material adverse effect on the Company’s business, operating results and financial condition.

Terrorist Attacks or Other Acts of Violence or War May Affect the Industry in Which the Company Operates, its Operations, and its Profitability

Terrorist attacks may harm Company’s results of operations and indirectly a Class A interest investment. There can be no assurance that there will not be more terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property Company owns or that secure its loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Company’s properties due to the adverse effect on the economy and thereby reduce the value of the Company’s properties, which in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

The Company Will be Subject to Risks Related to the Geographic Location of the Property it Acquires, Develops, Operates or Makes Investments

The Company intends to acquire, develop, improve, lease, and eventually sell real estate assets. If the commercial or residential real estate markets or general economic conditions in the geographic area of a Company property declines, the Company may experience a greater rate of default by tenants on their leases with respect to properties in this area and the value of the properties in the geographic area could decline. Any of these events could materially adversely affect the Company’s business, financial condition or results of operations.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know and identify all risks to the Company which may arise in the future. In particular, Investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, and/or global economic factors and/or real estate trends; (iii) the capacity, circumstances, and relationships of partners of Affiliates, the Company or the Manager; (iv) general changes in financial or capital markets, including (without limitations) changes in interest rates, investment demand, valuations, or prevailing equity or bond market conditions; or (v) the presence, availability, or discontinuation of real estate and/or housing incentives.

Potential Conflicts of Unit

The Manager of the Company is also a Class B Member, and the other Class B Member owns the property management company that will manage the Company’s real estate assets, and the real estate development company that will be managing development work on the Company’s assets. See “Affiliates” below. The Manager and Manager affiliates are permitted to devote their time to these Affiliates to the detriment of the Company if deemed reasonable or necessary by the Manager and the Members, Officers and employees of Manager. See also “Conflicts of Interest” below.

COVID-19 and Future Pandemics

In December 2019, the 2019 novel coronavirus (“Covid19”) surfaced in Wuhan, China. The World Health Organization (“WHO”) declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, have initiated travel restrictions. On May 5, 2023, the WHO declared Covid19 is now an established and ongoing health issue which no longer constitutes a public health emergency. The final impacts of the outbreak, and economic consequences, are unknown and still evolving. The Covid19 health crisis adversely affected the U.S. and global economy, resulting in an economic downturn. A similar new pandemic occurrence could impact demand for the Company’s services. The future impact of the outbreak remains highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus or other rapidly transmitted viruses.

Properties Developed by the Company may be Subject to Changes in Governmental Rules and Regulations

Changes in governmental rules and regulations or enforcement policies affecting the development, use or operation of any of the Company properties, including changes to building, fire or health and safety codes, may occur which could have adverse consequences to the Company and Company properties. Changes in government policies could result in a material adverse effect on the Company’s operating results and financial condition.

The Company could be negatively impacted by cyber security threats, attacks and other disruptions.

The Company may face advanced and persistent attacks on its information infrastructure where it manages and stores various proprietary information and sensitive/confidential data relating to its operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate the Company’s network security and misappropriate or compromise confidential information or that of the Company’s customers or other third-parties, create system disruptions, or cause shutdowns. A disruption, infiltration or failure of the Company’s information infrastructure systems as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could materially adversely affect the Company’s business, results of operations and financial condition.

Tax Risks to Investors Due to Company Structure and Designations

There are a number of substantial federal income tax risks relating to the intended business of Company and which affect the advisability or suitability in investing in Units of this Offering. Any prospective purchaser of the Class A Units should review the Operating Agreement in detail with their own tax advisors to understand the effects of the terms defined therein. No rulings have been sought from the Internal Revenue Service (IRS) with respect to any tax-related matters and each potential Investor should consult his, her or the entity’s own tax advisor as to the relevant tax considerations and as to how those considerations may affect any investment and to determine whether an investment in the Company is a suitable investment for that person or entity. Set forth below are some of the tax risks relating to an investment in the Company and this list is intended to be informative through not all-inclusive regarding tax-related matters. POTENTIAL INVESTORS ARE NOT TO CONSTRUE ANY OF THE CONTENTS OF THIS OFFERING CIRUCLAR AS TAX ADVICE AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS RELATING TO AN INVESTMENT IN COMPANY.

Significant and fundamental changes in the federal income tax laws have been made in recent years and additional changes are likely in the future. Any such change may affect Company and the Members. Moreover, judicial decisions, regulations, or administrative pronouncements could unfavorably affect the tax consequences of an investment in the Company.

Treasury Regulations under Section 7701 of the Internal Revenue Code of 1986, as amended provide that a domestic business entity, other than a “corporation,” may elect whether to be treated as a partnership or an association (taxable as a corporation) for federal income tax purposes. Treasury Regulation Section 301.7701-2(b) defines “corporations” to include corporations denominated as such under applicable law, associations (that elect to be classified as such), joint stock companies, insurance companies, and other business entities, not including partnerships. Under a default rule in the Treasury Regulations, partnerships formed under a state statute, such as the Company, are treated as partnerships for federal income tax purposes, unless such entities affirmatively elect to be treated as associations taxable as corporations. Company will not elect to be treated as an association nor taxable as a corporation for federal income tax purposes.

The proper federal income tax treatment of all Company items will be determined at the member level. Adjustments, if any, resulting from a Company audit will result in corresponding adjustments of Company items reflected on the Members’ own tax returns. In addition, a Member will be designated as the “Tax Matters Member,” in the Operating Agreement and, as such, has primary responsibility for member level matters involving the IRS, including the power to extend the statute of limitations for all members as to Company items.

Each Investor/member must include in his, her or the entity’s gross income for federal income tax purposes his distributive share of Company’s income. Such income is subject to taxation without regard to whether any cash or property is distributed to such member. Taxable income may exceed distributable cash because of differences in timing and possible expenditure of cash for nondeductible items. Taxable income also may exceed distributable cash because of amounts paid by the Company to lenders to repay principal on any of the Company borrowings.

RISKS RELATED TO EMPLOYEE BENEFIT PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Units, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Class A Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Class A Units, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Class A Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

DILUTION

Eight Hundred (800.0) Class A Units of the Company are authorized and unissued prior to this Offering. They are offered at a price of Five Thousand US Dollars ($5,000.00) per Class A Unit and will, in aggregate, represent seventy percent (70%) of the equity interests in the Company.

One Hundred (100.0) Class B Units were authorized and issued to the Manager, Kevin Kennedy, and the Property Manager, Keith Warburton at the founding of the Company for no consideration. The Class B Units, in aggregate, represent thirty percent (30%) of the equity interests in the Company. Class B Units are not offered to the public in this Offering.

As a result, the relative value of the Class A Units of the Company issued through this Offering will be immediately diluted by thirty percent (30%).

The Company may engage in other financing activities including future equity raises. In the event the Company sells equity securities subsequent to an Investor’s purchase of Class A Units through this Offering or future offerings, the Investor’s proportionate ownership of the Company will be diluted.

PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to www.conversionhousing.com (the “Portal”) to invest. The Company has engaged Texture Capital, Inc. (“Texture”), an independent FINRA broker-dealer to assist with the Class A Unit sales. Texture will receive a one percent (1.0%) commission on the sales of the Units and a one-time fee of $10,000.00 (“Diligence Fee”) to cover anticipated expenses Texture may incur, such as due diligence expenses, costs of working with Company’s legal counsel, and expenses related to other services necessary and required prior to the qualification of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A). The Company will be responsible for all FINRA filing fees associated with the Offering, which are estimated to be $1,100, comprised of a one-time FINRA standard document fee of $500.00, plus 0.015% of the proposed maximum aggregate offering price of $4,000,000.00 ($600.00). Texture’s total potential sales compensation will be $40,000.00.

The Offering is conducted on a best-efforts basis. No Commissions or any other remuneration for the Class A Unit sales will be provided to the Company, the Manager, the Directors, any Officer, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended.

The Company will not limit or restrict the sale of the Class A Units during this twelve (12) month Offering. No market exists for the Class A Units and no market is anticipated or intended to exist in the near future, therefore there is no plan to stabilize the market for any of the securities to be offered.

The Manager of the Company is primarily engaged in the Company’s business of real estate development and management, and none of them are, or have ever been, brokers nor dealers of securities in the United States. The Manager will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Manager is an associated person of the Company not deemed to be a broker under Exchange Act Rule 3a4-1 because: (1) no Director, Officer, or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Director, Officer, or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Director, Officer, or employee is an associated person of a broker or dealer; (4) the Directors, Officers, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Director, Officer, or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Director, Officer, or employee will participate in selling this Offering after more than twelve (12) months from the Effective Date of the Offering.

Texture has agreed to act as an administrative broker-dealer to assist with this Offering. Texture is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. However, Texture has agreed to use their best efforts to arrange for the sale of the Class A Units offered through this Offering Circular.

The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential Investors, the internet, social media, and any other means of widespread communication.

This Offering Circular will be furnished to prospective investors via download twenty-four (24) hours per day, seven (7) days per week on the Company’s website at www.conversionhousing.com and via of the EDGAR filing system.

The following table shows the total discounts and commissions payable to Texture in connection with this Offering by the Company:

	Price Per Unit	Total Offering
Public Offering Price	$5,000.00	$4,000,000.00
Placement Agent Commissions	$50.00	$40,000.00
Proceeds, Before Expenses	$4,950.00	$3,960,000.00

Other Broker-Dealer Terms

Texture has also agreed to perform the following services in exchange for the compensation discussed above:

1.	Consultation regarding fundraising strategy, development of messaging, and advise on pitch deck content.
2.	Identify prospective Investors and arrange introductions.

3.	Assist with use of the Client Platform website where potential and current Investors begin the process of on-boarding/investing by entering their interest, required personal information and review and sign all Offering related documentation.

4.	Coordination with the registered transfer agent, escrow agent, and legal partners of the Issuer.

5.	Coordinating with the Issuer’s marketing agency to proactively follow-up up with leads: reviewing the Offering, scheduling calls with management, closing the investment where applicable.

6.	Performing AML/KYC checks on all Investors.

7.	Providing other financial advisory services normal and customary for Regulation A offerings as may be mutually agreed upon by Texture and the Issuer.

The Company will be responsible for all FINRA filing fees associated with the Offering, which are estimated to be $1,100, comprised of a one-time FINRA standard document fee of $500.00, plus 0.015% of the proposed maximum aggregate offering price of $4,000,000.00 ($600.00).

SELLING SECURITYHOLDERS

There are no selling securityholders in this Offering.

USE OF PROCEEDS

The net proceeds to the Company from the sale of up to 800.0 Class A Units offered at an offering price of $5,000.00 per Class A Unit will vary depending upon the total number of Class A Units sold. Regardless of the number of Class A Units sold, the Company expects to incur Offering expenses estimated at approximately $75,000.00 for legal, accounting, marketing and other costs in connection with this offering. The table below shows the intended net Proceeds from this Offering, indicating scenarios where we sell various amounts of the Class A Units. There is no guarantee that the Company will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds the Company raises in this offering, if any, may differ. Furthermore, if the Company is unable to raise the target amount of $4,000,000.00 it may need to sell additional equity in order to acquire the Property.

The Offering scenario presented below is for illustrative purposes only and the actual amount of Proceeds, if any, may differ.

Company intends to use the Proceeds from the Offering it receives as follows:

Gross Proceeds	$4,000,000
Acquisition Cost	2,500,000
Renovation	1,250,000
Capital Budget / Reserves	135,000
Offering Costs	75,000
Commissions	40,000
Total Use of Proceeds	$4,000,000

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

DESCRIPTION OF THE BUSINESS

Summary

Conversion Housing Fund 1, LLC is a newly formed company created for the purpose of (i) acquiring an existing motel, Ville 718, located at 718 Horizon Drive in Grand Junction, Colorado (the “Property”), (ii) converting the motel into 121 individual housing units, (iii) leasing the units, while stabilizing the development, and (iv) selling the converted motel. The Property was originally built in 1966 and upon completion of the conversion, the Company believes the improvements will be in good condition and have a remaining economic life of forty (40) years. The Property is currently owned by an Affiliate, Ville 718 GJ, LLC. The Company intends to purchase the Property from Ville 718 GJ, LLC for a total of $5.5M (“Acquisition Price”) using the proceeds from the Offering, in addition to financing. The Acquisition Price is less than the appraised value based upon an appraisal by an independent third-party.

Market

Population. According to Pitney Bowes/Gadberry Group - GroundView®, a Geographic Information System (GIS) Company, the Grand Junction metropolitan area had a 2023 total population of 159,952 and experienced an annual growth rate of 0.8%, which was higher than the Colorado annual growth rate of 0.5%.

The asking rent per unit for both studio and 1-bedroom apartments in the greater Grand Junction Colorado market is projected to steadily increase in the coming years.

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Furthermore, the occupancy levels and rental rates are projected to increase in the coming years.

Vacancy & Market Asking Rent Per Unit

Forecast
14%
12%
10%
8%
6%
4%
2%
0%
Vacancy Rate
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
Market Rent/Unit
14 15 16 17 18 19 20 21 22 23 24 25 26 27 28
Vacancy Rate
Market Rent/Unit

The general trend in the market has been steadily increasing rental rates and occupancy levels over the past five years. The following chart shows rent rents by unit type.

Presentation

The following presentation summarizes the comparables most similar to the subject property. A Rent Comparable Summation Table, Rent Comparable Location Map, Data Sheets, and analysis of the rent comparables is presented on the following pages.

RENT SUMMATION TABLE							
COMPARABLE	SUBJECT	COMPARABLE 1	COMPARABLE 2	COMPARABLE 3	COMPARABLE 4	COMPARABLE 5	COMPARABLE 6
Name	Ville 718	Market Street Residences	The Slate on 25	The Railyard at Rimrock	Downtown Suites	Monument Studios	Peak 72
Address	718 Horizon Drive	656 Market St	2494 Flat Top Ln	800 Railyard Loop	104 White Avenue	1600 North Avenue	541 29 1/2 Road
City	Grand Junction	Grand Junction	Grand Junction	Grand Junction	Grand Junction	Grand Junction	Grand Junction
State	CO	CO	CO	CO	CO	CO	CO
Zip	81506	81505	81505	81501	81501	81501	81504
PHYSICAL INFORMATION							
Number of Units	121	72	168	196	45	81	71
NRA	49,350	64,802	154,278	180,089	11,250	29,160	49,470
Year Built	1966	2023	2023	2020	1964	1964	1975
Year Renovated	2024	-	-	-	2019	1980	2022
Average SF/Unit	408	900	918	919	250	360	697
Location	Average	Average	Average	Average	Average	Average	Average
Quality	Good	Good	Good	Good	Good	Average	Average
Condition	Good	Good	Good	Good	Good	Average	Average
RENT INFORMATION							
Occupancy	0.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Rent Type	-	Market Rent	Market Rent	Market Rent	Market Rent	Market Rent	Market Rent
$/Unit Average	-	$1,560	$1,554	$1,488	$897	$894	$1,304
$/SF Average	-	$1.73	$1.69	$1.62	$3.59	$2.48	$1.87
Studio $/Unit Avg	-	$1,301	$1,260	$1,201	$897	$894	-
1 BD $/Unit Avg	-	$1,501	$1,414	$1,352	-	-	$1,075

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The Property

The Property is comprised of a total of five (5) buildings.

Conversion Plans and Renderings

The following images portray renderings of the interior spaces of the Property once the conversion is complete. Please note that these images do not portray the Property in its current state.

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BANKRUPTCY AND LEGAL PROCEEDINGS

The Company has not been part of any bankruptcy, receivership, or similar proceedings.

The Company is not part of any legal proceedings, including proceedings that are material to the business or the financial condition of the Company.

AFFILIATES

The following entities are affiliated with the Company, and are owned and managed by the Manager or other Class B Members of the Company (“Affiliates”):

Ville Property Management, 9306 S 1300 W, West Jordan, UT 84088

Ville 718 GJ, LLC, 9306 S 1300 W, West Jordan, UT 84088

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CONFLICTS OF INTEREST

The following transactions may result in a conflict between the interests of an Investor and those of the Manager or its Affiliates:

The Company will purchase the Property from Ville 718 GJ, LLC, an Affiliate. The potential conflict of interest will be ameliorated by ensuring the Acquisition Price paid to the Affiliate is less than the appraised value, based upon an appraisal by an independent third-party.

Kevin Kennedy, as Manager of Company, will receive compensation for his services pursuant to the “Manager Fee Schedule” (below) and may be paid a greater amount than the fees listed. The potential conflict is mitigated by limiting any such greater amounts to what is reasonable and not in excess of the customary management fees which would be paid to an independent third party in connection with the development and management of such real estate.

The Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its Affiliates face include the following:

1.	Our Manager may manage other investment opportunities and funds outside of the Company including those that have similar investment objectives as the Company;
2.	The Manager will most likely enlist the services of a Ville Property Management, LLC, an Affiliate, in order to manage the Property. The negotiation for the compensation for the services that the third-party provides will be at market rates or at the rates described in this Offering Circular;
3.	The terms of the Company’s LLC Operating Agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length;
4.	The LLC Members may only remove the Manager for “cause” following the affirmative vote of Members holding no less than seventy-five percent (75%) of the Percentage Interests. Unsatisfactory financial performance does not constitute “cause” under the terms of the Operating Agreement;
5.	The Company relies on its Manager to identify suitable investments for the Company while other funds and entities similarly rely on these same key real-estate professionals to perform the same task. The Manager has in the past, and expects to continue in the future, to offer other investment opportunities including offerings that acquire or invest in affordable housing developments;
6.	The third-party entities that Manager may have a relationship with separate from the Company may have investment criteria that compete with the Company. If a sale, financing, investment or other business opportunity would be suitable for more than one program, the Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that the Manager determines to be relevant. The factors that the Manager’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include some of the following non-exhaustive examples:

•	the investment objectives and criteria of the Manager and other entities;
•	the cash requirements of the Manager and other entities;
•	the effect of the investment on the diversification of the Manager’s and other entities’ portfolio by type of investment, and risk of investment;
•	the policy of the Manager and other entities relating to leverage;
•	the anticipated cash flow of the asset to be acquired;
•	the income tax effects of the purchase on the Manager or the other entities;
•	the size and timing of the investment required; and
•	the amount of funds available to the Manager or the other entities.

7.	If for any reason, in the opinion of our Manager, any prospective business opportunity available to the Company is determined to be more appropriate for another entity other than the Company, the Manager may decline the business opportunity on behalf of the Company and offer the investment to such entity;
8.	Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the Company and other investment opportunities, no Member or Manager of the Company nor any Director, Officer or employee of Manager or the affiliates of Manager has any duty, responsibility or obligation to refrain from:
•	engaging in the same or similar activities or lines of business as the Company;
•	doing business with any potential or actual tenant, lender, seller, purchaser, supplier, customer or competitor of the Company;
•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, sellers, purchasers, suppliers or customers of the Company;
•	establishing material commercial relationships with another person or business entity; or
•	making operational and financial decisions that could be considered to be detrimental to the Company.
9.	In addition, any decisions by the Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one entity more than another or limit or impair the ability of any entity to pursue business opportunities. In addition, other third parties may require as a condition to their arrangements or agreements with or related to any one particular program that such arrangements or agreements include or not include another program, as the case may be. Any of these decisions may benefit one program more than another;
10.	The Manager or any the affiliates of Manager could be offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to this Offering and may make investments in real estate assets for their own respective accounts, whether or not those investments are competitive with our business;
11.	The Manager or any affiliates of Manager will not be required to disclose any profits or fees or other compensation they may receive from any other business they own separately from the Company, and Members will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager or any affiliates of Manager for their own benefit;

12.	The Company may form a joint-venture or partnership with Manager or an entity which is controlled or affiliated with the Manager which may cause a direct benefit to the Manager or an affiliate of the Manager that is separate from any compensation the Manager may earn as Manager of the Company;
13.	The Company may engage the Manager or affiliates of the Manager to perform services at prevailing market rates, determined in the sole discretion of the Manager. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; and,
14.	The Manager, the Directors, Officers and employees of the Manager and the affiliates of Manager are not required to devote all of their time and efforts to our affairs.

FIDUCIARY RESPONSIBILITY OF THE MANAGER

A manager of a Nevada limited liability company may be accountable to the Company as a fiduciary and consequently must exercise good faith and fair dealing when handling the Company's affairs. The Operating Agreement specifies to the extent that, at law or in equity, the Manager or any other indemnitee would have duties (including fiduciary duties) to the Company, to any Member, to any Person who acquires an interest in the Company or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth within the Operating Agreement. This is a rapidly developing and changing area of the law and Investors who have questions concerning the duties of the Manager relative to the Company and its Members should consult with their legal counsel.

Exculpation. The Manager may not be liable to the Company or its Members for errors in judgment or other acts or omissions not amounting to fraud, bad faith or willful misconduct, since provision has been made in the Company's Operating Agreement for exculpation of the Manager when the Manager reasonably believed to be acting in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct. Similarly, Manager is not liable for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company, provided that such employee, broker or agent was selected, engaged or retained with reasonable care. Therefore, Investors have a more limited right of action available to them than they would absent the limitation specified in the Operating Agreement. Further, disputes regarding the operation of the Company shall be subject to mediation and if necessary thereafter binding arbitration as set forth in the Operating Agreement.

Indemnification. The Operating Agreement provides for indemnification of the Manager by the Company for liabilities it incurs in dealings with other Members or third parties on behalf of the Company so long as the Manager or such other Persons reasonably believed to be acting in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities Exchange Commission, such indemnification is contrary to the public policy and therefore unenforceable with respect to alleged securities law violations.

Pursuant to the Operating Agreement, the Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under Nevada law or under any other applicable law or in equity. The Manager shall not have any duty (including any fiduciary duty) other than the duties of a good faith and fair dealing Member to the Company, or any other Member or Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are expressly waived.

DESCRIPTION OF PROPERTY

The Company does not currently own any business personal property or real property of any material significance. The Company does not currently lease any business personal property or real property.

The Company intends to acquire the property located at 718 Horizon Drive, Grand Junction, Colorado, through the Proceeds of this Offering when the gross Proceeds reach the Maximum Offering Amount.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

The Company's first twelve (12) months plan of operations will entail directing approximately one hundred (100%) of the net proceeds received through this Offering to initiating Company business operations and execution of the business plan, starting as soon as the Maximum Offering Amount is reached. The Company will employ the funds it receives from the Company in the manner described in the “Use of Proceeds” section above. Please refer to the “Use of Proceeds” and “Description of the Business” sections for a detailed discussion of how the Company intends to execute the Plan of Operations.

OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Age	Title
Kevin Kennedy	52	Manager, Class B Member
Keith Warburton	52	Property Manager, Class B Member

Business Experience of Executives and Manager

Kevin Kennedy, Manager and Class B Member. Kevin Kennedy is a seasoned real estate entrepreneur with a diverse portfolio that spans across multiple sectors. With a keen eye for investment opportunities, Kevin has successfully ventured into RV park ownership, apartment complexes, and numerous rental properties. Kevin owns and operates several RV parks, providing top-notch amenities and services to travelers and long-term residents alike. His parks are known for their scenic locations, well-maintained facilities, and community-oriented atmosphere. In addition to his RV parks, Kevin has invested in multiple apartment complexes. His properties are strategically located in high-demand areas, offering modern living spaces and a range of amenities that cater to the needs of urban dwellers. Kevin’s real estate portfolio also includes a variety of rental properties. From single-family homes to commercial spaces, he has built a reputation for maintaining high standards and ensuring tenant satisfaction. Kevin’s success in real estate is driven by his commitment to quality, customer service, and strategic investment. His ability to identify and capitalize on market trends has made him a respected figure in the industry.

Keith Warburton, Property Manager and Class B Member. Keith Warburton is a visionary real estate developer and property manager based in Salt Lake City, Utah. With a strong focus on adaptive reuse and affordable housing, Keith has made a significant impact in the real estate industry by converting over 900 hotel rooms into apartment units. Keith specializes in transforming distressed hotel properties into functional and affordable apartment units. demonstrate his commitment to addressing the housing crisis and providing quality living spaces for those in need. Keith’s work goes beyond mere property management. He is deeply invested in creating sustainable housing solutions that cater to underserved communities. With a keen eye for potential, Keith has successfully identified and acquired properties that are well-suited for conversion. His strategic approach ensures that each project not only meets the immediate housing needs but also contributes to the long-term development of the community. Keith Warburton’s dedication to innovative real estate solutions and his ability to turn challenges into opportunities have made him a respected figure in the industry. His work continues to inspire and set a benchmark for future developments in affordable housing.

Nature of Family Relationship

There are no familial relationships between members or persons within the Company.

No Bankruptcy, Investigations, or Criminal Proceedings

Neither The Company nor the Manager has been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of the Officer, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

COMPENSATION OF THE MANAGER AND AFFILIATES

The Manager will not receive salaries or compensation from the Offering Proceeds within their roles as Manager of the Company.

The Manager entity will receive fees for the operation of the Company, as described below. The Officers of the Manager and any Affiliates will then be compensated through the Manager entity.

Manager Fee Schedule

Fund Management Fee – 1% of total assets held by the Company calculated on an annual basis, paid monthly.

Asset Disposition Fee – 1% of gross sales price of the Property, one-time payment.

Property Management Fee – The Property Manager or its designated affiliate(s) will receive a Property Management Fee equal to five percent 5%) of the gross rental revenues from the Property, which shall be paid no more frequently than monthly at the sole discretion of the Manager. It is anticipated by Company’s Manager that Property Management Fees will be paid from cash generated from Company operations.

Rehabilitation and Construction Fee – The Property Manager of its designated affiliate(s) will receive a Rehabilitation and Construction Fee 5% of the actual costs incurred during rehabilitation of the Property.

Manager Share of Company Profit Distributions – The Manager and Property Manager, as the sole owners of the Class B Units in the Company, are entitled to receive and will receive thirty percent (30%) of the total Company profits available for distribution in accordance with the Operating Agreement. Of the Company total profits available for distribution to Members, seventy percent (70%) of Company profits will be distributed to the Class A Members, as a group, pro rata based upon each Investor’s relative Class A Membership Unit and the remaining thirty percent (30%) balance of Company total profit to the Class B Member, Manager.

Manager Costs and Expense Reimbursement -- The Manager shall be reimbursed by the Company for all expenses, fees, or costs incurred on behalf of the Company, including, without limitation, organizational expenses, legal fees, filing fees, accounting fees, out of pocket costs of reporting to any governmental agencies, insurance premiums, travel, costs of evaluating investments and other costs and expenses. This includes reimbursement for expenses related to the Offering.

Compensation to Affiliates -- Manager may engage and utilize affiliates of Manager and Company to perform various services on behalf of Company such as performing real property due diligence efforts, real property administration, and real property management and maintenance. Any affiliate utilized by Manager will be compensated by Manager for any activity performed for the benefit of the Company based upon then current market rates for any services rendered to the Company by the affiliate. The affiliate will also be reimbursed by Manager for the reasonable expenses incurred by the affiliate while performing services for the benefit of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table contains certain information as of the Effective Date as to the number of voting Units beneficially owned by (i) each person known by the Company to own beneficially more than ten percent (10%) of the Company’s Units, (ii) each person who is a Manager of the Company, (iii) all persons as a group who are Managers and/or Officers of the Company, and as to the percentage of the outstanding Units held by them on such dates and as adjusted to give effect to this Offering.

As of the date of this Offering there are no option agreements in place providing for the purchase of the Company’s Class A Units or Class B Units.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class B Units	Kevin Kennedy 314 S Eastridge Dr. St George UT 84790	50 Units	-	50%
Class B Units	Keith Warburton	50 Units	-	50%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has not had any related-party transactions within the previous two fiscal years.

FEDERAL TAX TREATMENT

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

Prospective Investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Rules.

Under Section 7704 of the IRS Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the IRS Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses.

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

Non-Business Unit Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of $3,000. A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Units at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by a tax professional selected by the Manager.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Units, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company's Units, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

SECURITIES BEING OFFERED

The securities being offered are equity interests in Conversion Housing Fund 1, LLC. The equity interests are in the form of LLC membership interests represented by Class A Units. Each Class A Unit is $5,000.00. By purchasing Units through this Offering, an Investor will become a Member of the Company and will be granted rights as stated below.*

As of the date of this Offering Circular there are 100 Class B Units outstanding and no Class B Units are offered through this Offering.

*Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with Membership in the Company, please see Exhibit 3 “Operating Agreement.” All capitalizations in this section are defined in Article 1 of the Operating Agreement and all references to Sections or Articles relate to the applicable Section or Article in the Operating Agreement.

The business and affairs of the Company shall be managed, operated and controlled by or under the exclusive direction of the Manager. The Manager shall have full and complete power, authority and discretion for, on behalf of and in the name of the Company to take such actions as the Manager may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval or knowledge of the Members. All decisions of the Company shall be made by the Manager.

Distribution Rights

Distributions From Net Cash Flow

All distributions, if any, made to Class A Members will be based on a calendar year basis. Any actual distributions will follow approximately forty- five (45) days following the conclusion of the calendar year.

Net Cash Flow determined by the Manager to be distributed shall be allocated and distributed as follows:

First, 100% of Net Cash Flow shall be paid to Class A Members until they receive a Preferred Return equal to a non-compounded per annum IRR of 10.0%.

Second, 100% of Net Cash Flow shall be paid to all Members, pro-rata, in accordance with their Unrecovered Capital Contributions until such Capital Contributions have been returned in full.

Third, any remaining Net Cash Flow, if any, shall be distributed 70% to Class A Members and 30% to Class B Members.

Distributions From Capital Transaction Event

Net Capital Proceeds from a Capital Transaction Event may, in the discretion of the Manager except upon the sale of all or substantially all of the assets of the Company, be distributed to the Members. In the event of any such distribution, the net proceeds thereof shall be allocated and distributed as follows:

First, Class A Members and Class B Members are entitled to receive all Net Capital Proceeds, until their respective pro-rata Unrecovered Capital Contribution has been reduced to zero.

Second, 100% of Net Capital Proceeds shall be paid to Class A Members until they receive a Preferred Return equal to a non-compounded per annum IRR of 10.0%.

Third, any remaining Net Capital Proceeds, if any, shall be distributed 70% to Class A Members and 30% to Class B Members.

Distributions in-kind.

No Member, regardless of the nature of the Member’s Capital Contribution, has any right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind.

Voting Rights

Except as may otherwise be provided in the Nevada Limited Liability Company Act (the “Act”), the Articles of Organization, or the Operating Agreement, each of the Class A Members hereby waives his/her/its right to vote on any matters, other than those set in Section 3.5.2, Section 3.5.3, and Section 4.6.2 of the Operating Agreement.

Section 3.5.2 requires an affirmative vote of Members holding not less than a majority of the Percentage Interests of each class, voting as a class, and voting at a duly held meeting at which a quorum of each class is present to (1) approve any loan to a Manager or any guarantee of a Manager’s obligations, and (2) amend the Operating Agreement in such a way that would result in a change to the preferred allocations to Members, or adversely affect the rights or the interest in the capital, distributions, profits, or losses of any Member.

Section 3.5.3 requires an affirmative vote of Members holding not less than a three-quarters majority of the Percentage Interests of the Company as a whole voting at a duly held meeting at which a quorum of each class is present to remove the Manager for cause.

Section 4.6.2 describes the process of removing the Manager for cause.

All other decisions will rest with the Manager, as outlined in Section 4.1 of the Operating Agreement.

Distributions upon Liquidation

The proceeds from the liquidation of the Company’s assets will be applied and distributed in the following order:

•	First, to creditors in the payment and discharge of all of the Company’s debts and other liabilities, including any loans from Members;
•	Second, to the Members, pro rata, in accordance with their unrecovered capital contributions until such capital contributions have been returned in full; and
•	Third, in accordance with the profit and loss allocations as found in Section 7.1.1 of the Operating Agreement.

No Preemptive Rights

The Units of the Company do not carry preemptive rights.

Discretionary Redemption and Withdrawal

Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their Units from the Company; provided that when a transferee of a Member’s Units becomes a record holder of such Units, the transferor Member shall cease to be a Member of the Company.

 No Mandatory Redemptions

There are no mandatory redemptions of Units of the Company.

 No Sinking Company Provisions

There are no sinking fund provisions for the Units of the Company.

No Liability to further calls or to assessment by the Company

There is no liability to further calls or to assessment by the Company.

Liabilities of the Members under the Operating Agreement and State Law

The Company is organized under the laws of the State of Nevada. The Operating Agreement choice of law clause states that the Operating Agreement and all rights and obligations arising therefrom will be governed by Nevada law.

Except as expressly set forth in the Operating Agreement or required by law, no Member shall be personally liable for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.

Restrictions on alienability of the securities being offered

No Member may sell, assign, transfer, give, hypothecate or otherwise encumber, directly or indirectly, or by operation of law or otherwise, any interest in the Company, except with the consent of the Manager or as follows. Any Member may, from time to time and in its sole discretion, Transfer its Interest, in whole or in part, to (i) any Affiliate of such Member, or (ii) a living or revocable trust for the benefit of the Member or such Member’s immediate family (as defined in the Operating Agreement) so long as the transferring Member is the sole trustee of such trust. All Transfers requested by any Member shall be at the expense of the transferring Member who shall pay for all costs associated with the transfer, including, but not limited to attorney fees.

Provision discriminating against any existing or prospective holder of Units as a result of such Member owning a substantial amount of Units

No such provisions discriminate against any existing or prospective holder of the Units.

Any rights of Members that may be modified otherwise than by a vote of a majority or more of the then Units outstanding, voting as a class

Section 3.5.2 of the Operating Agreement requires an affirmative vote of Members holding not less than a majority of the Percentage Interests of each class, voting as a class, and voting at a duly held meeting at which a quorum of each class is present to amend the Operating Agreement in such a way that would result in a change to the preferred allocations to Members, or adversely affect the rights or the interest in the capital, distributions, profits, or losses of any Member.

45

Part F/S

Financial Statements

Independent Auditor’s Report

To the Manager of

CONVERSION HOUSING FUND 1 LLC

Opinion

We have audited the accompanying financial statements of CONVERSION HOUSING FUND 1 LLC (the “Company”), which comprise the balance sheet as of December 31, 2024, and the related statements of operations, changes in members’ equity, and cash flow for the period from December 5, 2024 (inception) to December 31, 2024 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the related statements of operations, changes in members’ equity, and cash flow for the period from December 5, 2024 (inception) to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements includes include zero members’ equity and zero revenue. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management's plans regarding those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

February 20, 2025

CONVERSION HOUSING FUND 1, LLC
Balance Sheet
As of December 31, 2024

ASSETS
Current Assets
Cash	$ -
Total Current Assets	-

TOTAL ASSETS	$ -

LIABILITIES AND MEMBER'S EQUITY
Current Liabilities
Total Current Liabilities	$ -

TOTAL LIABILITIES	-

Members' Equity
Members' Equity	-
TOTAL MEMBERS' EQUITY	-

TOTAL LIABILITIES AND
MEMBERS' EQUITY	$ -

The accompanying notes are an integral part of this financial statement.

CONVERSION HOUSING FUND 1, LLC
Statement of Operations
For the period from December 5, 2024 thru December 31, 2024

REVENUE
Total revenue	$ -

EXPENSES
Total operating expenses	-

LOSS FROM OPERATIONS	-

OTHER INCOME (EXPENSES)	-
!

NET LOSS	$ -

The accompanying notes are an integral part of this financial statement.

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CONVERSION HOUSING FUND 1, LLC
Statement of Cash Flows
For the period from December 5, 2024 thru December 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Income (Loss)	$ -
Adjustments to reconcile net income (loss)
to net cash provided by (used in)
operating activities:
Portfolio valuation adjustment

Net cash provided by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution from member	-

Net cash provided by financing activities	-

NET INCREASE IN CASH	-

Cash at beginning of year	-
Cash at end of year	$ -

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest	$ -
Cash paid during year for income taxes	$ -

The accompanying notes are an integral part of this financial statement.

CONVERSION HOUSING FUND 1, LLC
Statement of Members' Equity
For the period from December 5, 2024 thru December 31, 2024

Total
Members' Equity

December 5, 2024	$ -

Net income (loss)	-

Capital contributions

Distributions

December 31, 2024	$ -

The accompanying notes are an integral part of this financial statement.

Note A – Nature of Business and Organization

Nature of Operations

Conversion Housing Fund 1, LLC is a Nevada limited liability company formed on December 5, 2024 (the “Company” or “Issuer”) for the purposes of (i) acquiring an existing motel in Grand Junction, Colorado, (ii) converting the motel into individual housing units, (iii) leasing the units, while stabilizing the development, and (iv) selling the converted motel.

Note B – Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Financial Instruments

The Company's financial instruments consist primarily of cash and investments. The carrying value of the financial instruments are considered to be representative of their respective fair value.

Income Taxes

Conversion Housing Fund 1, LLC with the consent of its members, has elected to be taxed as a partnership. In lieu of income taxes, the members of partnerships are taxed on their proportionate share of the Company's taxable income, Therefore, no provision or liability for income taxes has been included in the financial statements.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Note C – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note D – Member’s Capital

Contributions

In accordance with Conversion Housing Fund 1, LLC, if the Manager of the Company determines that additional funds are required by the Company to meet the Company's operating expenses, the members of the Company have the right, but not the obligation to contribute the additional funds. The additional funds may be provided in the form of member loans, additional capital contributions, or a combination of both to the Company; as determined by the Manager in their sole and absolute discretion.

Note D – Subsequent Events

In accordance with ASC 855-10-50-1, the Company has evaluated subsequent events through February 20, 2025 which is the date that the financial statements were available to be issued and has concluded that no such events or transactions took place that would require disclosure herein except as stated directly below.

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Exhibit Index

Exhibit 2A: Articles of Organization

Exhibit 3: LLC Operating Agreement

Exhibit 4: Form of Subscription Agreement

Exhibit 11: Accountant’s Consent

Exhibit 12: Attorney Letter Certifying Legality

Exhibit 13: Testing the Waters Material

Signature Page

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hurricane, Utah on April 4, 2025.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

Conversion Housing Fund 1, LLC
314 S Eastridge Dr., St. George UT 84790

By: /s/ Kevin Kennedy

Name: Kevin Kennedy

Title: Manager

Date: April 4, 2025

Location signed: Hurricane, Utah

This Offering Statement has been signed by the following principals in the capacities and on the dates indicated:

 /s/Kevin Kennedy

Kevin Kennedy, Manager of the Company and acting in capacity as Chief Financial Officer of the Company

Date: April 4, 2025

Location Signed: Hurricane, Utah